Assignment of Rights
Under Warrant and
Under Option Agreement

This Assignment (“Assignment”) is made and entered into by and among Fountainhead Capital Partners Limited (“Assignor”) and Regent Private Capital, LLC (“Assignee”), and, solely for the purpose of evidencing its consent to the assignments provided below, Vycor Medical, Inc. (“Vycor”)

WHEREAS, Assignor is a party to (i) an Option Agreement with Vycor Medical, LLC, the predecessor in interest to Vycor, dated December 14, 2006 (“Option Agreement”), and (ii) a Warrant to Purchase Membership Units of Vycor Medical, LLC dated December 15, 2006 (“Warrant”), and

WHEREAS, in accordance with the agreement of Assignee to provide certain additional funds to Vycor pursuant to a Convertible Debenture Purchase Agreement (“Purchase Agreement”) dated of even date herewith by and between Assignee and Vycor, one of the conditions to the closing of the funding contemplated thereby is the assignment by Assignor to Assignee of the contractual rights more fully described herein, and

WHEREAS, as a current investor in Vycor, Assignor will receive substantial benefit from the provision of additional funds by Assignee pursuant to the Purchase Agreement, and Assignor desires to convey to Assignee the contractual rights described herein;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Assignor and Assignee hereby agree as follows:

1. Assignment. Effective as of the date hereof, Assignor hereby assigns and transfers to Assignee, and Assignee hereby acquires from Assignor, an undivided fifty percent (50%) interest in Assignor’s right, title and interest in and to the Option Agreement and the Warrant.

By reason of this Assignment, Assignor is assigning to Assignee the rights under the Warrant to acquire fifty-percent (50%) of the underlying securities issuable upon exercise of the Warrant (originally, 50.22 units of limited liability company interest, now adjusted to reflect 805,931 shares of common stock as a result of the conversion of Vycor from a limited liability company to a corporation).

By reason of this Assignment, Assignor is assigning to Assignee an undivided fifty percent (50%) interest in its rights under the Option Agreement, pursuant to which Vycor has granted Assignor the rights to make future investments in Vycor in accordance with the terms thereof.

Assignor represents and warrants to Assignee that, apart from Assignor’s rights under the Bridge Loan Debenture dated December 14, 2006 (as amended, to extend the maturity date thereof) in the original principal amount of $172,500, Assignor and the Security Agreement between Vycor and Assignor dated December 14, 2006, has no other rights to acquire any rights or interests in Vycor other than as contemplated in the Option Agreement and Warrant.

2. Consent of Vycor. By its execution of this Agreement in the space indicated below, Vycor hereby consents to the assignment evidenced hereby.

3. Substitute Documents. To avoid confusion in the future regarding the specific rights of Assignor and Assignee, Vycor further agrees to provide to each of Assignor and Assignee, upon proper transmittal by Assignor of the original Warrant and Option Agreement to Vycor, with separate Warrants and Option Agreements, containing the same terms and conditions, but otherwise reflecting the reduced (i.e. half) interest of each of Assignor and Assignee with respect to the rights that will be held by each subsequent to this Assignment.

4. Further Actions. Assignor covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the portion of its interest in the Warrant and the Option Agreement evidenced hereby against all persons whomsoever, to take all steps reasonably necessary to establish the record of Assignee’s interest therein and, at the request of Assignee or Vycor, to execute and deliver further instruments of transfer and assignment and take such other action as Assignee or Vycor may reasonably request to more effectively transfer and assign to and vest in Assignee the interests intended to be conveyed hereby.

EXECUTED on this 14th day of February, 2008.

Signatures and Consent Appear on Following Page

ASSIGNOR:

Fountainhead Capital Partners Limited

By:
Name:
Title:

ASSIGNEE:

Regent Private Capital LLC

By:
Name:	Lawrence Field
Title:	Managing Director

Any and all necessary consents to the assignment evidenced hereby are given as of the date set forth above. The undersigned officer has full authority and power to execute this Assignment on behalf of Vycor Medical, Inc.

VYCOR:

Vycor Medical, Inc.

By:
Name:
Title: